UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300
______________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, including holders of Common Stock and Series B Convertible Preferred Stock (after giving effect to applicable beneficial ownership limitations), voted on the following two proposals: (i) the election of two Class II Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2018 or until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal, and (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results are reported below.

Proposal 1 - Election of Directors

Thomas H. Robinson and John J. Canepa were elected as Class II Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2018 or until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable, The results of the election were as follows:

Name	Votes For	Votes Abstained	Broker Non-Votes
Thomas H. Robinson	3,834,549	1,180,737	4,570,630
John J. Canepa	4,339,740	675,546	4,570,630

Proposal 2 - Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified. There were no broker non-votes on this proposal. The results of the ratification were as follows:

Votes For	Votes Against	Votes Abstained
9,549,739	12,511	23,666

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC. (Registrant)
May 26, 2015 (Date)	/s/ Thomas McNaughton Thomas McNaughton Interim Chief Executive Officer & Chief Financial Officer